                                                                    Exhibit 11.1



                     NEOPROBE CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF NET LOSS PER SHARE

                                                                           Year Ended
                                                                           December 31,
                                                            1995               1996                1997
                                                            ----               ----                ----
Net Loss                                               ($10,759,375)       ($20,969,143)       ($23,246,528)

Weighted average number of
shares outstanding:

Weighted average common shares
outstanding beginning of period                          10,854,515          16,966,814          22,586,527

Weighted average common shares
issued during period                                      3,871,172           2,776,835             148,115
                                                       -----------------------------------------------------

Weighted average number of shares outstanding
used in computing basic net loss per share               14,725,687          19,743,649          22,734,642
                                                       =====================================================

Weighted average number of shares used in
computing fully diluted net loss per share               14,725,687          19,743,649          22,734,642
                                                       =====================================================

Earnings (Net Loss) Per Share:
 Basic                                                       ($0.73)             ($1.06)             ($1.02)
                                                       =====================================================


 Fully diluted                                               ($0.73)             ($1.06)             ($1.02)
                                                       =====================================================